ADVEST, INC.
A Subsidiary of The Advest Group Inc.                         INVESTMENT BANKING
Serving Investors Since 1898                               One Rockefeller Plaza
                                                              New York, NY 10020
                                                             Tel: (212) 584-4270
                                                             Fax: (212) 584-4292

                            Consent of Advest, Inc.

We hereby consent to the inclusion of its fairness opinion and a summary thereof in the Registration Statement on Form S-4 of Summit Bancorp ("Summit") relating to the proposed merger of NMBT Corp ("NMBT") into Summit, of our opinion, appearing as Appendix B to the Proxy Statement/Prospectus which is part of the Registration Statement, and to the reference of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of person whose consent is required under Section 7 or Section 11 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities Exchange Commission thereunder.

                                                      Very truly yours,

                                                      ADVEST, INC.


                                                      By: /s/ Stephen Gilhooly
                                                          --------------------
                                                      Stephen Gilhooly
                                                      Director
New York, NY
January 28, 2000